UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

FISCALNOTE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39672	88-3772307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW 6th Floor
Washington, District of Columbia		20004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 793-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	NOTE.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

FiscalNote Holdings, Inc. (the “Company”) held its annual meeting of shareholders on May 29, 2024 (the “2024 annual meeting”). At the 2024 annual meeting, the Company’s shareholders voted on two proposals, each of which was described in the Company’s definitive proxy statement on Schedule 14A for the 2024 annual meeting filed with the Securities & Exchange Commission on April 12, 2024 (the “2024 proxy statement”). The final voting results with respect to each proposal are set forth below.

Proposal 1

The Company’s shareholders elected each of the four Class II director nominees named in the 2024 proxy statement, to serve on the Board of Directors for a three-year term expiring at the Company’s 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified or until their earlier resignation or removal, as set forth below:

Name of Director Nominee	For	Withhold	Broker Non- Votes
Michael J. Callahan	216,868,499	7,247,548	26,994,092
Manoj Jain	222,783,810	1,341,821	26,984,508
Keith Nilsson	223,266,339	1,181,417	26,662,383
Gerald Yao	222,732,993	1,392,638	26,984,508

Proposal 2

The Company’s shareholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the Company’s 2024 fiscal year, as set forth below:

For	Against	Abstain
250,478,544	612,549	19,046

There were no broker non-votes with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiscalNote Holdings, Inc.
(Registrant)

May 31, 2024	By	/s/ Todd Aman
Todd Aman
Senior Vice President, General Counsel, and Secretary